Exhibit (m)(vii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                 RIGGS FUNDS


                         EXHIBIT A to 12b-1 Agreement

PORTFOLIOS

      FSC will pay Administrator fees for the following portfolios (the "Funds") effective as of the dates set forth below:

            NAME                                            DATE

      Riggs Prime Money Market Fund

        Class R Shares                                     December 9, 1995
      Riggs Small Company Stock Fund
        Class R Shares                                     January 31, 1995
        Class B Shares                                     July 1, 1998
      Riggs Stock Fund

        Class R Shares                                     July 30, 1991
        Class B Shares                                     July 1, 1998
      Riggs U.S. Government Securities Fund

        Class R Shares                                     July 30, 1991
      Riggs U.S. Treasury Money Market Fund
        Class R Shares                                     July 1, 1998
      Riggs Large Cap Growth Fund
        Class B Shares                                     September 1, 1999
        Class R Shares                                     September 1, 1999
      Riggs Bond Fund

        Class R Shares                                     September 1, 1999
      Riggs Intermediate Tax Free Bond Fund
        Class R Shares                                     September 1, 1999
      Riggs Long Term Tax Free Bond Fund
        Class R Shares                                     September 1, 1999


ADMINISTRATIVE FEES

1. During the term of this Agreement, FSC will pay Administrator a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of .25% of the average net asset value of the Class R Shares of Riggs Large Cap Growth Fund, Riggs Bond Fund, Riggs Intermediate Tax Free Bond Fund, Riggs Long Term Tax Free Bond Fund, Riggs Small Company Stock Fund, Riggs Stock Fund and Riggs U.S. Government Securities Fund; .50% of the average net asset value of the Class R Shares of Riggs Prime Money Market Fund and Riggs U.S. Treasury Money Market Fund; and .75% of the average net asset value of the Class B Shares of Riggs Large Cap Growth Fund, Riggs Small Company Stock Fund and Riggs Stock Fund held during the quarter in accounts for which the Administrator provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Administrator.

2. For the quarterly period in which the Sales Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.